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Exhibit 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             BOYKIN LODGING COMPANY



         FIRST: The name of the corporation shall be Boykin Lodging Company (the "Corporation").

         SECOND: The place in the State of Ohio where the principal office of the Corporation is located is Cleveland, Cuyahoga County.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH: The authorized number of shares of the Corporation is 50,000,000, consisting of 40,000,000 Common Shares, without par value (hereinafter called "Common Shares"), 5,000,000 Class A Cumulative Preferred Shares, without par value (hereinafter called "Cumulative Preferred Shares"), and 5,000,000 Class A Noncumulative Preferred Shares, without par value (hereinafter called "Noncumulative Preferred Shares").

                          DIVISION A: PREFERRED SHARES

         I. THE CLASS A CUMULATIVE PREFERRED SHARES. The Cumulative Preferred Shares shall have the following express terms:

              Section 1. SERIES. The Cumulative Preferred Shares may be issued from time to time in one or more series. All Cumulative Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Cumulative Preferred Shares shall rank on a parity with the Noncumulative Preferred Shares and shall be identical to all Noncumulative Preferred Shares except (1) in respect of the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), inclusive, of this Section 1 and (2) only dividends on Cumulative Preferred Shares shall be cumulative as set forth herein. Subject to the provisions of Sections 2 through 5, both inclusive, and of Items III and IV of this Division, which provisions shall apply to all Cumulative Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

              (a) The designation of the series, which may be by distinguishing number, letter or title;

              (b) The authorized number of shares of the series, which number the Board of Directors may (except when otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

              (c) The dividend rate or rates of the series, including the means by which such rates may be established;


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              (d)  The date or dates from which dividends shall accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

              (e) The redemption rights and price or prices, if any, for shares of the series;

              (f) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

              (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

              (h) Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

              (i) Restrictions (in addition to those set forth elsewhere in these Amended and Restated Articles of Incorporation) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended and Restated Articles of Incorporation, as amended, fixing, with respect to each such series, the matters described in clauses (a) through
(i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

              Section 2.  DIVIDENDS.

              (a) The holders of Cumulative Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Cumulative Preferred Shares, shall be entitled to receive out of any funds legally available therefor, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 above and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. Any dividend payment made on the Cumulative Preferred Shares shall first be credited against the earliest accrued but unpaid dividends on such Cumulative Preferred Shares. No dividends shall be paid upon or declared or set apart for any series of the Cumulative Preferred Shares for any dividend period unless at the same time (i) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Cumulative Preferred Shares of all series then issued and outstanding and entitled to receive such dividend and
(ii) the dividends payable for the dividend periods terminating on the same or any earlier date (but only with respect to the then current dividend period), ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Noncumulative Preferred Shares then issued and outstanding and entitled to receive such dividends.

              (b) So long as any Cumulative Preferred Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Cumulative Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Cumulative Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Cumulative Preferred Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to the Cumulative Preferred Shares received by the Corporation subsequent to the date of first issuance of Cumulative Preferred Shares of any series, unless:


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                   (1)  All accrued and unpaid dividends on Cumulative
Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart;

                   (2) All unpaid dividends on Noncumulative Preferred Shares for the then current dividend period shall have been declared and paid or a sum sufficient for payment therefor set apart; and

                   (3) There shall be no arrearages with respect to the redemption of Cumulative Preferred Shares or Noncumulative Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with Section 1 of this Division A.I or Section 1 of Division A.II.

              (c) The foregoing restrictions on the payment of dividends or other distributions on, or on the purchase, redemption, retirement or other acquisition of, Common Shares or any other shares ranking on a parity with or junior to the Cumulative Preferred Shares shall be inapplicable to (i) any payments in lieu of issuance of fractional shares thereof, whether upon any merger, conversion, stock dividend or otherwise, (ii) the conversion of Cumulative Preferred Shares or Noncumulative Preferred Shares into Common Shares, and (iii) the exercise by the Corporation of its rights pursuant to Division C or any similar provision hereafter contained in these Amended and Restated Articles of Incorporation with respect to any other class or series of shares hereafter created or authorized.

              (d) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code), any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Cumulative Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Cumulative Preferred Shares for the year bears to the Total Dividends.

              Section 3.  REDEMPTION.

              (a) Subject to the express terms of each series of Cumulative Preferred Shares, the Corporation:

                   (1) May, from time to time at the option of the Board of Directors, redeem all or any part of any redeemable series of Cumulative Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with Section 1 of this Division A.I.; and

                   (2) Shall, from time to time, make such redemptions of each series of Cumulative Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with Section 1 of this Division A.I.;

and shall in each case pay all accrued and unpaid dividends to the redemption date.

              (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Cumulative Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Cumulative Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Cumulative Preferred Shares so to be redeemed amounts equal to the


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redemption price of the Cumulative Preferred Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privilege of conversion. If less than all of the outstanding Cumulative Preferred Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                   (2) If the holders of Cumulative Preferred Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

              (c) Any Cumulative Preferred Shares which are (1) redeemed by the Corporation pursuant to this Section, (2) purchased and delivered in satisfaction of any sinking fund requirement provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Cumulative Preferred Shares without serial designation.

              (d) Except in connection with the exercise of the Corporation's rights pursuant to Division C or any similar provisions hereafter contained in these Amended and Restated Articles of Incorporation, the Corporation may not purchase or redeem (for sinking fund purposes or otherwise) less than all of the Cumulative Preferred Shares then outstanding except in accordance with a purchase offer made to all holders of record of Cumulative Preferred Shares, unless all dividends on all Cumulative Preferred Shares then outstanding for all previous and current dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

              Section 4.  LIQUIDATION.

              (a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Cumulative Preferred Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Cumulative Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division A.I., plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. If the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Cumulative Preferred Shares and Noncumulative Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Cumulative Preferred Shares and Noncumulative Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

                   (2) After payment to the holders of Cumulative Preferred Shares of the full preferential amounts as aforesaid, the holders of Cumulative Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

              (b) The merger or consolidation of the Corporation into or with any other Corporation, the merger of any other Corporation into it, or the sale, lease or conveyance of all or substantially all the


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assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for purposes of this Section.

              Section 5.  VOTING.

              (a) The holders of Cumulative Preferred Shares shall have no voting rights, except as provided in this Section or required by law.

              (b) (1) If, and so often as, the Corporation shall be in default in the payment of dividends on any series of Cumulative Preferred Shares at the time outstanding, whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of all series of Cumulative Preferred Shares, voting separately as a class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; but the holders of the Cumulative Preferred Shares shall not exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the Cumulative Preferred Shares are present in person or by proxy; and the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Cumulative Preferred Shares then outstanding shall have been paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the holders of the Cumulative Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

                   (2) On a dividend payment default entitling holders of Cumulative Preferred Shares to elect two directors as specified in paragraph
(1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the Cumulative Preferred Shares with respect to which such default exists and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; but the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 90 days after the date of receipt of the foregoing written request from the holders of Cumulative Preferred Shares. At any meeting at which the holders of Cumulative Preferred Shares shall be entitled to elect directors, holders of 50% of the Cumulative Preferred Shares, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Cumulative Preferred Shares are entitled to elect as herein provided. Notwithstanding any provision of these Articles of Incorporation or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by the holders of Cumulative Preferred Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of Cumulative Preferred Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

                   (3) Upon any divesting of the special class voting rights of the holders of the Cumulative Preferred Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.


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              (c)  The affirmative vote of the holders of at least two-thirds of the Cumulative Preferred Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect either of the following:

                   (1) Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of Cumulative Preferred Shares which are set forth in these Amended and Restated Articles of Incorporation; but neither an amendment of these Amended and Restated Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Cumulative Preferred Shares or of any shares ranking on a parity with or junior to the Cumulative Preferred Shares nor an amendment of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely and materially preferences or voting or other rights of the holders of Cumulative Preferred Shares; or

                   (2) The authorization, creation or increase in the authorized number of any shares, or of any security convertible into shares, in either case ranking prior to such Cumulative Preferred Shares.

              (d) If, and only to the extent, that (1) Cumulative Preferred Shares are issued in more than one series and (2) Ohio law permits the holders of a series of a class of shares to vote separately as a class, the affirmative vote of the holders of at least two-thirds of each series of Cumulative Preferred Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose of voting on such matters, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of these Amended and Restated Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of such series which are set forth in these Amended and Restated Articles of Incorporation; but neither an amendment of these Amended and Restated Articles of Incorporation, so as to authorize, create or change the authorized or outstanding number of Cumulative Preferred Shares or of any shares ranking on a parity with or junior to the Cumulative Preferred Shares nor an amendment of the Code of Regulations so as to change the number or classification of directors of the Corporation, shall be deemed to affect adversely and materially the preferences or voting or other rights of the holders of such series.

         II. THE CLASS A NONCUMULATIVE PREFERRED SHARES. The Noncumulative Preferred Shares shall have the following express terms:

              Section 1. SERIES. The Noncumulative Preferred Shares may be issued from time to time in one or more series. All Noncumulative Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates on which and the periods for which dividends may be payable. All Noncumulative Preferred Shares shall rank on a parity with the Cumulative Preferred Shares and shall be identical to all Cumulative Preferred Shares except (1) in respect of the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), inclusive, of this Section 1 and (2) only dividends on the Cumulative Preferred Shares are cumulative as set forth in Division A.I. herein. Subject to the provisions of Sections 2 through 5, both inclusive, and of Items III and IV of this Division, which provisions shall apply to all Noncumulative Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

              (a) The designation of the series, which may be by distinguishing number, letter or title;


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              (b)  The authorized number of shares of the series, which
number the Board of Directors may (except when otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

              (c) The dividend rate or rates of the series, including the means by which such rates may be established;

              (d) The dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

              (e) The redemption rights and price or prices, if any, for shares of the series;

              (f) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

              (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

              (h) Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

              (i) Restrictions (in addition to those set forth elsewhere in these Amended and Restated Articles of Incorporation) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended and Restated Articles of Incorporation, as amended, fixing, with respect to each such series, the matters described in clauses (a) through
(i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

              Section 2.  DIVIDENDS.

              (a) The holders of Noncumulative Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Noncumulative Preferred Shares, shall be entitled to receive out of any funds legally available therefor, if, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 above and no more, payable on the dates fixed for such series. Such dividends shall accrue, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series; provided, however, that if the Board of Directors fails to declare a dividend payable on a dividend payment date on any Noncumulative Preferred Shares, the holders of the Noncumulative Preferred Shares shall have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Corporation shall have no obligation to pay the dividend accrued for such period, whether or not dividends on such Noncumulative Preferred Shares are declared payable on any future dividend payment date. Any dividend payment made on the Noncumulative Preferred Shares shall first be credited against the earliest declared but unpaid dividend on such Noncumulative Preferred Shares. No dividends shall be paid upon or declared or set apart for any series of the Noncumulative Preferred Shares for any dividend period unless at the same time (i) a like proportionate dividend for the then current dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Noncumulative Preferred Shares of all series then issued and outstanding and entitled to receive such dividend and (ii) the dividends payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared and set apart for all Cumulative Preferred Shares then issued and outstanding and entitled to receive such dividends.


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              (b)  So long as any Noncumulative Preferred Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Noncumulative Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Noncumulative Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Noncumulative Preferred Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to the Noncumulative Preferred Shares received by the Corporation subsequent to the date of first issuance of Noncumulative Preferred Shares of any series, unless:

                   (1) All accrued and unpaid dividends on Cumulative Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart;

                   (2) All unpaid dividends on Noncumulative Preferred Shares for the then current dividend period shall have been declared and paid or a sum sufficient for payment therefor set apart; and

                   (3) There shall be no arrearages with respect to the redemption of Cumulative Preferred Shares or Noncumulative Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division A.II or Section 1 of Division A.I.

              (c) The foregoing restrictions on the payment of dividends or other distributions on, or on the purchase, redemption, retirement or other acquisition of, Common Shares or any other shares ranking on a parity with or junior to the Noncumulative Preferred Shares shall be inapplicable to (i) any payments in lieu of issuance of fractional shares thereof, whether upon any merger, conversion, stock dividend or otherwise, (ii) the conversion of Cumulative Preferred Shares or Noncumulative Preferred Shares into Common Shares, and (iii) the exercise by the Corporation of its rights pursuant to Division C or any similar provisions hereafter contained in these Amended and Restated Articles of Incorporation with respect to any other class or series of shares hereafter created or authorized.

              (d) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code), any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Noncumulative Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Noncumulative Preferred Shares for the year bears to the Total Dividends.

              Section 3.  REDEMPTION.

              (a)  Subject to the express terms of each series, the
Corporation:

                   (1) May, from time to time at the option of the Board of Directors, redeem all or any part of any redeemable series of Noncumulative Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with Section 1 of this Division A.II.; and

                   (2) Shall, from time to time, make such redemptions of each series of Noncumulative Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with Section 1 of this Division A.II.;

and shall in each case pay all unpaid dividends for the then current dividend period to the redemption date.


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              (b)  (1)  Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Noncumulative Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Noncumulative Preferred Shares to be redeemed, together with unpaid dividends thereon for the then current dividend period to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Noncumulative Preferred Shares so to be redeemed amounts equal to the redemption price of the Noncumulative Preferred Shares so to be redeemed together with such accrued and unpaid dividends thereon for the then current dividend period, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privilege of conversion. If less than all of the outstanding Noncumulative Preferred Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                   (2) If the holders of Noncumulative Preferred Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

              (c) Any Noncumulative Preferred Shares which are (1) redeemed by the Corporation pursuant to this Section, (2) purchased and delivered in satisfaction of any sinking fund requirement provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Noncumulative Preferred Shares without serial designation.

              (d) Except in connection with the exercise of the Corporation's rights pursuant to Division C or any similar provisions hereafter contained in these Amended and Restated Articles of Incorporation, the Corporation may not purchase or redeem (for sinking fund purposes or otherwise) less than all of the Noncumulative Preferred Shares then outstanding except in accordance with a purchase offer made to all holders of record of Noncumulative Preferred Shares, unless all unpaid dividends on all Noncumulative Preferred Shares then outstanding shall have been paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

              Section 4.  LIQUIDATION.

              (a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Noncumulative Preferred Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Noncumulative Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division A.II., plus an amount equal to all dividends declared and unpaid thereon. If the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Cumulative Preferred Shares and Noncumulative Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Cumulative Preferred Shares and Noncumulative Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

                   (2) After payment to the holders of Noncumulative Preferred Shares of the full preferential amounts as aforesaid, the holders of Noncumulative Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

              (b) The merger or consolidation of the Corporation into or with any other Corporation, the merger of any other Corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for purposes of this Section.

              Section 5.  VOTING.

              (a) The holders of Noncumulative Preferred Shares shall have no voting rights, except as provided in this Section or required by law.

              (b) (1) If, and so often as, the Corporation shall not have fully paid, or shall not have declared and set aside a sum sufficient for the payment of, dividends on any series of Noncumulative Preferred Shares at the time outstanding, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of all series of such Noncumulative Preferred Shares, voting separately as a class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; but the holders of the Noncumulative Preferred Shares shall not exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the Noncumulative Preferred Shares are present in person or by proxy; and the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until the Corporation shall have fully paid, or shall have set aside a sum sufficient for the payment of, dividends on such Noncumulative Preferred Shares then outstanding for a number of consecutive dividend payment periods which in the aggregate contain at least 360 days, whereupon the holders of the Noncumulative Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

                   (2) On an event entitling holders of Noncumulative Preferred Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the Noncumulative Preferred Shares of the affected series and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; but the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 90 days after the date of receipt of the foregoing written request from the holders of Noncumulative Preferred Shares. At any meeting at which the holders of Noncumulative Preferred Shares shall be entitled to elect directors, holders of 50% of the Noncumulative Preferred Shares, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Noncumulative Preferred Shares are entitled to elect as herein provided. Notwithstanding any provision of these Amended and Restated Articles of Incorporation or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by the holders of Noncumulative Preferred Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of Noncumulative Preferred Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

                   (3) Upon any divesting of the special class voting rights of the holders of the Noncumulative Preferred Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

              (c) The affirmative vote of the holders of at least two-thirds of the Noncumulative Preferred Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect either of the following:

                   (1) Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of Noncumulative Preferred Shares which are set forth in these Amended and Restated Articles of Incorporation; but neither an amendment of these Amended and Restated Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Noncumulative Preferred Shares or of any shares ranking on a parity with or junior to the Noncumulative Preferred Shares nor an amendment of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely and materially preferences or voting or other rights of the holders of Noncumulative Preferred Shares; or

                   (2) The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to such Noncumulative Preferred Shares.

              (d) If, and only to the extent, that (1) Noncumulative Preferred Shares are issued in more than one series and (2) Ohio law permits the holders of a series of a class of shares to vote separately as a class, the affirmative vote of the holders of at least two-thirds of each series of the Noncumulative Preferred Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose of voting on such matters, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of these Amended and Restated Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of such series which are set forth in these Amended and Restated Articles of Incorporation; but neither an amendment of these Amended and Restated Articles of Incorporation, so as to authorize, create or change the authorized or outstanding number of Noncumulative Preferred Shares or of any shares remaining on a parity with or junior to the Noncumulative Preferred Shares nor an amendment of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely and materially preferences or voting or other rights of the holders of such series.

         III.  DEFINITIONS.  For the purposes of this Division:

               (a) Whenever reference is made to shares "ranking prior to" Cumulative Preferred Shares or Noncumulative Preferred Shares, such reference shall mean all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Corporation are given preference over the rights of the holders of Cumulative Preferred Shares or Noncumulative Preferred Shares, as the case may be;

              (b) Whenever reference is made to shares "on a parity with" Cumulative Preferred Shares or Noncumulative Preferred Shares, such reference shall mean all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Cumulative Preferred Shares or Noncumulative Preferred Shares, as the case may be; and

              (c) Whenever reference is made to shares "ranking junior to" Cumulative Preferred Shares or Noncumulative Preferred Shares, such reference shall mean all shares of the Corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" Cumulative Preferred Shares or Noncumulative Preferred Shares, as the case may be.

         IV. RESTRICTIONS ON TRANSFER TO PRESERVE TAX BENEFIT. The Cumulative Preferred Shares and the Noncumulative Preferred Shares are subject to the restrictions on transfer set forth with respect to those shares in Division C of this Article FOURTH.

                        DIVISION B: COMMON SHARES

         The Common Shares are subject to the express terms of the Cumulative Preferred Shares and any series thereof and to the express terms of the Noncumulative Preferred Shares and any series thereof, and have the following express terms:

              Section 1. DIVIDEND RIGHTS. The holders of Common Shares shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation.

              Section 2. RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Corporation available for distribution to its holders of Common Shares as the number of Common Shares held by such holder bears to the total number of Common Shares then outstanding.

              Section 3. VOTING RIGHTS. The holders of Common Shares shall be entitled to vote on all matters presented to the shareholders of the Corporation (except any matter expressly reserved in these Amended and Restated Articles of Incorporation to holders of shares other than Common Shares), and shall be entitled to one vote for each Common Share entitled to vote thereon.

              Section 4. RESTRICTIONS ON TRANSFER TO PRESERVE TAX BENEFIT. The Common Shares are subject to the restrictions on transfer set forth with respect to those shares in Division C of this Article FOURTH.

          DIVISION C: RESTRICTIONS ON TRANSFER OF PREFERRED SHARES
                              AND COMMON SHARES

         I.   RESTRICTIONS ON TRANSFER.

              Section 1. DEFINITIONS. For purposes of this Division C of this Article FOURTH, the following terms shall have the following meanings set forth below:

              "Beneficial Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or indirectly through the application of Section 544 of the Internal Revenue Code, as modified by Section 856(h)(1)(B) of the Internal Revenue Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

              "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and Section 170(c)(2) of the Internal Revenue Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with Section (1) of Division C.II. hereof.

              "Board of Directors" shall mean the Board of Directors of the Corporation.

              "Boykin Hotel Properties, L.P. Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Boykin Hotel Properties, L.P., an Ohio limited partnership.

              "Constructive Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or indirectly through the application of Section 318 of the Internal Revenue Code, as modified by Section 856(d)(5) of the Internal Revenue Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

              "Equity Shares" shall mean Cumulative Preferred Shares, Noncumulative Preferred Shares and Common Shares of the Corporation. The term "Equity Shares" shall include all Cumulative Preferred Shares, Noncumulative Preferred Shares and Common Shares of the Corporation that are held as Shares-in-Trust in accordance with this Division C of this Article FOURTH.

              "Initial Public Offering" means the sale of Common Shares pursuant to the Corporation's first effective registration statement for Common Shares filed under the Securities Act of 1933, as amended.

              "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the applicable Equity Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which those Equity Shares are listed or admitted to trading or, if those Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in those Equity Shares selected by the Board of Directors.

              "Non-Transfer Event" shall mean an event other than a orted Transfer that would cause any Person to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, including, but not limited to, the issuance, granting of any option or entering into of any agreement for the sale, transfer or other disposition of Equity Shares or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares.

              "Ownership Limit" shall mean 9% of the number of outstanding shares of any class of Equity Shares.

              "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with this Division C.

              "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Internal Revenue Code, association, private foundation within the meaning of Section 509(a) of the Internal Revenue Code, joint stock company or other entity and also includes a "group" as that term is used for purposes of Section 12(d)(3) of the Securities Exchange Act of 1934, as amended.

              "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for this Division C of this Article FOURTH, would own record title to Equity Shares.

              "Redemption Rights" shall mean the rights granted under the Boykin Hotel Properties, L.P. Agreement to the limited partners to exchange, under certain circumstances, their limited partnership interests for cash (or, at the option of the Corporation, for Common Shares).

              "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

              "Shares-in-Trust" shall mean any Equity Shares designated as Shares-in-Trust pursuant to this Division C.

              "Trading Day" shall mean a day on which the principal national securities exchange on which the applicable Equity Shares are listed or admitted to trading is open for the transaction of business or, if those Equity Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

              "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

              "Trust" shall mean any separate trust created pursuant to this Division C for the exclusive benefit of any Beneficiary.

              "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

              Section 2.  RESTRICTION ON TRANSFERS AND NON-TRANSFER EVENT.

              (a)  Except as set forth in Section 7 below and subject to
Section 8 below, from the date of the Initial Public Offering to the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding Equity Shares in excess of the Ownership Limit, but any Transfer or Non-Transfer Event that, if effective, would result in any Person Beneficially Owning or Constructively Owning outstanding Equity Shares in excess of the Ownership Limit shall be void AB INITIO as to the Transfer or Non-Transfer Event affecting that number of Equity Shares which would be otherwise

Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such excess Equity Shares.

              (b) Except as set forth in Section 7 below, from the date of the Initial Public Offering to the Restriction Termination Date, any Transfer or Non-Transfer Event that, if effective, would result in any class of Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer or Non-Transfer Event affecting that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such Equity Shares.

              (c) From the date of the Initial Public Offering to the Restriction Termination Date, any Transfer of or Non-Transfer Event affecting Equity Shares that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code shall be void AB INITIO as to the Transfer of or Non-Transfer Event affecting that number of Equity Shares which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, and the intended transferee shall acquire no rights in such Equity Shares.

              (d) From the date of the Initial Public Offering to the Restriction Termination Date, any Transfer of or Non-Transfer Event affecting Equity Shares that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or of any direct or indirect subsidiary of the Corporation (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, shall be void AB INITIO as to the Transfer of or Non-Transfer Event affecting that number of Equity Shares which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or of a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, and the intended transferee shall acquire no rights in such excess Equity Shares.

              Section 3.  TRANSFER TO TRUST.

              (a) If, notwithstanding the other provisions contained in this Division C, at any time after the Initial Public Offering and prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, then, (i) except as set forth in Section 7 below, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, (ii) such number of Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with this Division C, transferred automatically by operation of the terms of this Section IV.C.I.3. to a Trust to be held in accordance with this Division C, and (iii) the Prohibited Owner shall submit such number of Equity Shares to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

              (b) If, notwithstanding the other provisions contained in this Division C, at any time after the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in any class of the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or of a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the

Internal Revenue Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such purported transferee or record holder would (A) result in any class of Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or of a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, (y) such number of Equity Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with this Division C, transferred automatically by operation of the terms of this
Section IV.C.I.3. to a Trust to be held in accordance with this Division C, and (z) the Prohibited Owner shall submit such number of Equity Shares to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

              Section 4. REMEDIES FOR BREACH. If the Corporation, or its designee, shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place in violation of this Division C or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of this Division C, the Corporation shall take such action as it considers advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or Non-Transfer Event or acquisition.

              Section 5. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire Equity Shares in violation of this Division C, or any Person who owned Equity Shares that were transferred to a Trust pursuant to this Division C, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such event on the Corporation's status as a REIT.

              Section 6. OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Initial Public Offering to the Restriction Termination Date:

              (a) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentage as is specified pursuant to regulations issued under the Internal Revenue Code, of the outstanding shares of any class of shares of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of Equity Shares Beneficially Owned or Constructively Owned, and a description of how such shares are held.

              (b) Each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit as applicable.

              Section 7. EXCEPTIONS. The Ownership Limit shall not apply to the acquisition of Equity Shares by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel, in either case to the effect that the Corporation's status as a REIT would not be jeopardized thereby, may allow a Person to own a certain amount in excess of the Ownership Limit if (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial

Ownership or Constructive Ownership of Equity Shares could result in the REIT
(a) losing its REIT status for federal income tax purposes, or (b) being "related" to any tenant or lessee under the REIT rules of the Internal Revenue Code, and (ii) such Person agrees in writing that any violation or attempted violation that could cause such a result will cause a transfer to a Trust of Equity Shares pursuant to this Division C.

              Section 8.  NEW YORK STOCK EXCHANGE TRANSACTIONS.
Notwithstanding any provision contained herein to the contrary, nothing in these Amended and Restated Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

         II.  SHARES-IN-TRUST.

              Section 1. TRUST. Any Equity Shares transferred to a Trust and designated Shares-in-Trust pursuant to this Division C shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after the Corporation first has actual notice of the existence thereof. Any transfer to a Trust, and designation of Equity Shares as Shares-in-Trust, shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall continue to constitute issued and outstanding Equity Shares of the Corporation and shall be entitled to the same rights and privileges as are all other issued and outstanding Equity Shares of the same class and series. When transferred to a Permitted Transferee in accordance with this Division
C, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

              Section 2. DIVIDEND RIGHTS. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions declared by the Board of Directors on such Shares-in-Trust and shall hold such dividends and distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to those Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Division C, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

              Section 3. RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Shares of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of Equity Shares. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; PROVIDED, HOWEVER, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Division C in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (E.G., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

              Section 4. VOTING RIGHTS. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of Equity Shares prior to the discovery by the Corporation that the Equity Shares are Shares-in-Trust shall, so far as is practicable under applicable law, be rescinded and shall be void AB INITIO with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust of Equity Shares pursuant to this Division C, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, considers advisable.

              Section 5. DESIGNATION OF PERMITTED TRANSFEREE. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate a Person as Permitted Transferee, so long as (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated can acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such Equity Shares as Shares-in-Trust. Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-inTrust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Equity Shares, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held by the Trustee with respect to the Shares-in-Trust after making any payment to the Prohibited Owner required under Sections IV.C.II.3. and IV.C.II.6.

              Section 6. COMPENSATION TO RECORD HOLDER OF EQUITY SHARES THAT BECOME SHARES-IN-TRUST. Any Prohibited Owner shall be entitled (following designation of Equity Shares proposed or purported to be held by that Prohibited Owner as Shares-in-Trust and subsequent designation of a Permitted Transferee or the Trustee's acceptance of an offer to purchase such shares) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (E.G., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner shall be distributed to the Beneficiary. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Division C, by such Trustee or the Corporation.

              Section 7. PURCHASE RIGHT IN SHARES-IN-TRUST. Shares-in-Trust shall be considered to have been offered for sale to the Corporation, or its designee, on the date of the event that created such Shares-in-Trust status at a price per share equal to the lesser of (i) the price per share in the event that created such Shares-in-Trust status (or, in the case of a devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the event which created such Shares-in-Trust status and (ii) the date the Corporation determines in good faith that an event occurred that created such Shares-in-Trust status, if the Corporation does not receive a notice of such event.

         III. REMEDIES NOT LIMITED. Subject to Article I, Sections 7 and 8, nothing contained in this Division C shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

         IV. AMBIGUITY. In the case of any ambiguity in the application of any provision of this Division C, including any definition contained herein, the Board of Directors shall have the power to determine the application of that provision.

         V. LEGEND. Each certificate for Equity Shares shall bear the following legend:

               "The [Common Shares or Cumulative Preferred Shares or Noncumulative Preferred Shares] represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own Common Shares in excess of 9% of the number of outstanding Common Shares, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Shares in excess of 9% of the number of outstanding shares of that class or series of Preferred Shares, (iii) beneficially own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own Equity Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (v) Constructively Own Equity Shares that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or of a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code. Each holder of Equity Shares is required to furnish the Corporation such information as the Corporation may request pursuant to Section 6 of the Corporation's Amended and Restated Articles of Incorporation. Any Person who attempts to Beneficially Own or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Corporation in writing. If those restrictions are violated, the Equity Shares represented hereby in excess of those limitations will be transferred automatically by operation of the Corporation's Amended and Restated Articles of Incorporation to a Trust and will be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as they may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

         VI. SEVERABILITY. Each provision of this Article FOURTH shall be several, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

         FIFTH: At all times following the consummation of the Initial Public Offering (as defined in Article FOURTH), at least a majority of the members of the Board of Directors shall, except as may result from a vacancy or vacancies therein, be Independent Directors. An "Independent Director" shall mean a person who is (i) independent of management of the Corporation, (ii) not employed by or an officer of the Corporation, (iii) not an "affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Corporation or of any Subsidiary of the Corporation, and (iv) not a person who acts on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to management if, in the opinion of the Board of Directors, the relationship is material to the Corporation, that person, or the organization represented. Any determination to be made by the Board of

Directors in connection with any matter presenting a conflict of interest for any officer of the Corporation or any director of the Corporation who is not an Independent Director shall be made by the Independent Directors.

         SIXTH: No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine.

         SEVENTH: Notwithstanding any provision of Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, or any successor statutes now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by law or these Amended and Restated Articles of Incorporation, may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes of shares thereof.

         EIGHTH: To the extent permitted by law, the Corporation, by action of its Board of Directors, may purchase or otherwise acquire shares of any class issued by it at such times, for such consideration and upon such terms and conditions as its Board of Directors may determine.

         NINTH: No person who is serving or has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of any fiduciary duty of such person as a director by reason of any act or omission of such person as a director; but the foregoing provision shall not eliminate or limit the liability of any person (a) for any breach of such person's duty of loyalty as a director to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 1701.95 of the Ohio Revised Code,
(d) for any transaction from which such person derived any improper personal benefit, or (e) to the extent that such liability may not be limited or eliminated by virtue of Section 1701.13 of the Ohio Revised Code or any successor section or statute. Any repeal or modification of this Article NINTH by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         TENTH: Section 1701.831 of the Ohio Revised Code shall not apply to the Corporation.

         ELEVENTH: Chapter 1704 of the Ohio Revised Code shall not apply to the Corporation.

         TWELFTH: If any provision (or portion thereof) of these Amended and Restated Articles of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of these Amended and Restated Articles of Incorporation shall remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each such remaining provision (or portion thereof) of these Amended and Restated Articles of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, notwithstanding any such finding.

         THIRTEENTH: No shareholder of the Corporation may cumulate his voting power in the election of directors.

         FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         FIFTEENTH: These Amended and Restated Articles of Incorporation shall take the place of and supersede the Corporation's existing Articles of Incorporation.

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             BOYKIN LODGING COMPANY


              Robert A. Weible, Secretary, of Boykin Lodging Company, an Ohio corporation (the "Corporation"), does hereby certify that the Executive Committee of the Board of Directors of the Corporation adopted the following resolution to amend the Amended and Restated Articles of Incorporation (the "Articles") of the Corporation by written action pursuant Section 1701.63(D) of the Ohio Revised Code and pursuant to the authority granted by Section 1701.70(B)(1) of the Ohio Revised Code and Section I.1. of Division A of the
Articles:

              RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation be, and they hereby are, amended by adding at the end of Division A.I. of Article FOURTH a new Section 6 that reads as follows:

              SECTION 6.  CLASS A CUMULATIVE PREFERRED SHARES, SERIES 1999-A.

              A. DESIGNATION AND AMOUNT. Of the 5,000,000 authorized Class A Cumulative Preferred Shares, 75,000 are designated as "Class A Cumulative Preferred Shares, Series 1999-A" (the "Series 1999-A Preferred Shares"). The Series 1999-A Preferred Shares have the express terms set forth in this Division as being applicable to all Class A Cumulative Preferred Shares as a class and, in addition, the following express terms. The number of Series 1999-A Preferred Shares may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate of amendment pursuant to the General Corporation Law of the State of Ohio stating that the increase or reduction has been so authorized, but no decrease may reduce the number of Series 1999-A Preferred Shares to a number less than that of the Series 1999-A Preferred Shares then outstanding plus the number of Series 1999-A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

              B.   DIVIDENDS AND DISTRIBUTIONS.

              (1) Subject to the rights of the holders of any series of preferred shares (or any similar shares) ranking prior to the Series 1999-A Preferred Shares with respect to dividends, the holders of Series 1999-A Preferred Shares, in preference to the holders of Common Shares and of any other shares ranking junior to the Series 1999-A Preferred Shares, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (1) quarterly dividends payable in cash on the same day as the quarterly dividend payment date for any regular quarterly dividend payable on the Common Shares with respect to the same period or, if no such regular quarterly dividend is payable on the Common Shares, on the fifth day of May, August, November and February in each year (each such date, a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series 1999-A Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $47.00 or (b) subject to adjustment as hereinafter set forth, 100 times the per share amount of all regular quarterly cash dividends, and 100 times the per share value of all regular quarterly noncash dividends or other distributions (as determined by the Board of Directors in good faith), other than any dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares with respect to the same period, and (2) if a dividend or distribution other than a regular quarterly dividend and other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise) is authorized, declared or paid to the holders of Common Shares (including without limitation a dividend or distribution of cash, rights, options or other securities or any noncash property), a per share cash dividend in an amount equal to the value of the per share amount payable on each Common Share (as determined by the Board of Directors in good faith) multiplied by the Dividend Multiple (as defined below), payable on the same day as the payment date for that dividend on the Common Shares. The multiple of dividends declared on the Common Shares to which holders of the Series 1999-A Preferred Shares are entitled, which is 100 initially but which will be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." If the Company at any time after February 1, 1999: (i) declares or pays any dividend on the Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Dividend Multiple will thereafter be the Dividend Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

              (2) The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series 1999-A Preferred Shares entitled to receive payment of a dividend or other distribution declared thereon, which will be the same day as the record date for any dividend or distribution payable on the Common Shares with respect to the same period if any such dividend or distribution is so payable. Dividends on the Series 1999-A Preferred Shares will accrue and be cumulative (i) with respect to shares included in the initial issuance of Series 1999-A Preferred Shares and shares issued any time thereafter to and including the record date for the payment of the first dividend on the shares included in that initial issuance (the "First Record Date"), from the date of that initial issuance,
(ii) with respect to shares issued any time after the First Record Date and not between a record date and the dividend payment date to which that record date applies (that period, the "Ex-dividend Period"), from the dividend payment date immediately preceding the date of issue of those shares, and
(iii) with respect to shares issued after the First Record Date and during an Ex-dividend Period, from the dividend payment date on which that Ex-dividend Period ends. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series 1999-A Preferred Shares in an amount less than the total amount of dividends at the time accrued and payable on those shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The amount of accrued and unpaid dividends on any Series 1999-A Preferred Share at any date is the amount of any dividends payable thereon in accordance with this Section 6.B. (whether or not declared) that have not been paid.

              C. REDEMPTION. The Series 1999-A Preferred Shares are redeemable, in whole but not in part, in accordance with Section 3 of Division A.1.of Article FOURTH, at any time on or after (but not before) the fifth anniversary of the initial issuance of a Series 1999-A Preferred Share, at the option of the Board of Directors, upon payment of an amount in cash for each share redeemed equal to the Conversion Multiple (as defined in Section E.1., below) times the Adjusted Share Price, together with all accrued and unpaid dividends thereon to the redemption date (the "Redemption Price"). The Board of Directors may, at its option, pay all or any portion of the Redemption Price for any Series 1999-A Preferred Shares redeemed in accordance with this Section 6.C. by delivering to the holder thereof the number of Common Shares derived by dividing the portion of the redemption price to be so paid by the Adjusted Share Price, so long as that form of payment will not result in the holder beneficially owning more than nine percent (9.0%) of the total number of the outstanding Common Shares (determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), or violating Division C of this Article FOURTH, whichever is more restrictive. For purposes of this Section 6.C., "Adjusted Share Price" means a dollar amount equal to the average last sale price (or bid price if there were no sales) per Common Share on the NYSE over the twenty-one (21) days on which the NYSE is open and for which trades in Common Shares are reported immediately preceding the date on which the Corporation delivers the applicable redemption notice (adjusted to take into account any splits, combinations, reclassifications, or other changes in the Corporation's capitalization that occur between the date of that notice and the redemption date). If the Common Shares are no longer trading on the NYSE, then the Adjusted Share Price will be determined using the prices reported on the exchange or automated quotation system on which the Common Shares then trade. Each holder of Series 1999-A Preferred Shares may exercise the conversion rights described in Section 6.E. for those shares at any time prior to the date set for redemption of those shares.

              D. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution may be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1999-A Preferred Shares unless, prior thereto, the holders of Series 1999-A Preferred Shares shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of
(1) $1,648.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or
(y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1999-A Preferred Shares, except distributions made ratably on the Series 1999-A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up (the holders of Series 1999-A Preferred Shares being entitled to receive, for this purpose, the amount determined pursuant to clause (x) of this sentence). If the Corporation at any time after February 1, 1999 (i) declares or pays any dividend on Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount per share to which holders of Series 1999-A Preferred Shares were entitled immediately prior to such event under clause (x)(2) of the immediately preceding sentence will be adjusted by multiplying that amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

              Neither the consolidation of nor merger of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, will be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph D.

              E.   CONVERSION RIGHTS.

              (1) The holders of Series 1999-A Preferred Shares have the right, at their option, to convert all or any portion of their Series 1999-A Preferred Shares into Common Shares at any time and from time to time, on the basis set forth below, but (a) no such holder may so convert Series 1999-A Preferred Shares if, immediately after that conversion, that holder would be the record or beneficial owner of more than nine percent (9.0%) of the total number of the outstanding Common Shares (determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), or violate Division C of this Article FOURTH, whichever is more restrictive, and (b) the right to convert Series 1999-A Preferred Shares that have been called for redemption pursuant to Section 6.C. terminates at the close of business on the redemption date for those Series 1999-A Preferred Shares pursuant to Section 6.C., unless the Corporation defaults in making payment of any cash payable on that redemption. Each Series 1999-A Preferred Share is initially convertible into 100 Common Shares (the number of Common Shares into which each Series 1999-A Preferred Share is convertible, the "Conversion Multiple"). If the Corporation, at any time after February 1, 1999: (i) declares or pays any dividend on the Common Shares payable in

Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Conversion Multiple will thereafter be the Conversion Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

              (2) In order for a holder of Series 1999-A Preferred Shares to convert Series 1999-A Preferred Shares into Common Shares, that holder shall surrender the certificate or certificates for those Series 1999-A Preferred Shares at the office of the transfer agent for the Series 1999-A Preferred Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the Series 1999-A Preferred Shares represented by that certificate or certificates. That notice must state the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for Common Shares to be issued and the number of Series 1999-A Preferred Shares to be converted. If required by the Corporation, certificates surrendered for conversion must be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of those certificates and notice by the transfer agent or by the Corporation (if the Corporation serves as its own transfer agent) will be the conversion date (the "Conversion Date") and the conversion will be effective as of the close of business on the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at that office, or send, on the converting holder's written instruction, to that holder or to his or its nominees, a certificate or certificates for the number of Common Shares to which that holder is entitled, together with cash in lieu of any fraction of a share.

              (3) The Corporation shall at all times when any Series 1999-A Preferred Shares are outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series 1999-A Preferred Shares, such number of its duly authorized Common Shares as are from time to time sufficient to effect the conversion of all outstanding Series 1999-A Preferred Shares.

              (4)  Upon any conversion effected in accordance with this
Section 6.E., the Corporation shall pay all accrued and unpaid dividends on the Series 1999-A Preferred Shares surrendered for conversion.

              (5) All Series 1999-A Preferred Shares that have been surrendered for conversion as herein provided will no longer be considered outstanding, and all rights with respect to those shares, including the rights, if any, to receive notices and to vote, will cease and terminate at the close of business on the Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor and the dividend payment provided for in paragraph (4), above. If certificates representing more than one Series 1999-A Preferred Share are surrendered for conversion at one time by the same holder, the number of Common Shares issuable on conversion thereof will be computed on the basis of the aggregate number of Series 1999-A Preferred Shares so surrendered.

              F. FRACTIONAL SHARES. Series 1999-A Preferred Shares may be issued in whole shares or in any fraction of a share, which will entitle the holder, in proportion to that holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series 1999-A Preferred Shares. In lieu of issuing fractional shares of less than one one-hundredth (1/100) of a Preferred Share, the Corporation may elect to make a cash payment in an amount equal to the same fraction of the last sale price (or bid price if there were no sales) per Common Share on the New York Stock Exchange on the business day that immediately precedes the Conversion Date or, if the Common Shares are not the listed on the New York Stock Exchange, of the market price per share determined using the prices reported on the exchange or automated quotation system on which the Common Shares then trade, as equitably adjusted to reflect any change or adjustment to the Conversion Multiple after February 1, 1999.

              G. CERTAIN TRANSACTIONS. If the Corporation is a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares but excluding the payment of any dividend payable in Common Shares or a subdivision, combination or consolidation of the outstanding Common Shares (by reclassification or otherwise)) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series 1999-A Preferred Share that is not redeemed or converted into the right to receive shares, securities or other property in connection with that Transaction will thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of that Transaction by a holder of that number of Common Shares into which one Series 1999-A Preferred Share was convertible immediately prior to that Transaction, assuming that holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or that merged into the Corporation or to which that sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon that Transaction (but if the kind or amount of shares, securities and other property (including cash) receivable upon that Transaction is not the same for each Common Share held immediately prior to that Transaction by other than a Constituent Person or an affiliate thereof and in respect of which those rights of election have not been exercised ("Non-Electing Share"), then for the purpose of this Section 6.G., the kind and amount of shares, securities and other property (including cash) receivable upon that Transaction by each Non-Electing Share will be considered to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of that Transaction are consistent with the provisions of this Section 6.G. and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series 1999-A Preferred Shares that will contain provisions enabling the holders of the Series 1999-A Preferred Shares that remain outstanding after that Transaction to convert their Series 1999-A Preferred Shares into the consideration received by holders of Common Shares at the Conversion Multiple in effect immediately prior to that Transaction. The provisions of this Section 6.G. similarly apply to successive Transactions.

              H. NOTICE. Whenever the Dividend Multiple or the Conversion Multiple is adjusted as herein provided, the Corporation shall promptly deliver to each holder of the Series 1999-A Preferred Shares, at that holder's last address shown on the share records of the Corporation, a notice of that adjustment, setting forth the adjusted Dividend Multiple or Conversion Multiple, as applicable, and the effective date of that adjustment and a brief statement of the facts requiring that adjustment.

              IN WITNESS WHEREOF, the undersigned has executed this instrument as of February 1, 1999.


                                        /s/ Robert A. Weible
                                        ------------------------------------
                                        Robert A. Weible, Secretary
                                        Boykin Lodging Company

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             BOYKIN LODGING COMPANY

              Paul A. O'Neil, Treasurer, and Andrew A. Alexander, Assistant Secretary, of Boykin Lodging Company, an Ohio corporation (the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company held on May 25, 1999, the following resolution to amend the Amended and Restated Articles of Incorporation, as amended, of the Company was adopted pursuant to the authority granted by Section 1701.70(B)(1) of the Ohio Revised Code:

              RESOLVED, that the Amended and Restated Articles of Incorporation, as amended, of the Company be, and they hereby are, amended by adding at the end of Division A-II of Article FOURTH a new Section 6 that reads as follows:

              SECTION 6.  CLASS A SERIES 1999-A NONCUMULATIVE PREFERRED
SHARES.

              (a) DESIGNATION AND AMOUNT. Of the 5,000,000 authorized Class A Noncumulative Preferred Shares, without par value, 500,000 are designated as a series designated as "Class A Series 1999-A Noncumulative Preferred Shares" (the "Series 1999-A Noncumulative Preferred Shares"). The Series 1999-A Noncumulative Preferred Shares have the express terms set forth in this Division as being applicable to all Preferred Shares as a class and, in addition, the following express terms applicable to all Series 1999-A Noncumulative Preferred Shares as a series of Preferred Shares. The number of Series 1999-A Noncumulative Preferred Shares may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate of amendment pursuant to the provisions of the General Corporation Law of the State of Ohio stating that such increase or reduction has been so authorized; however, no decrease shall reduce the number of Series 1999-A Noncumulative Preferred Shares to a number less than that of the Series 1999-A Noncumulative Preferred Shares then outstanding plus the number of Series 1999-A Noncumulative Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

              (b)  DIVIDENDS AND DISTRIBUTIONS.

              (1)(i) Subject to the rights of the holders of any series of preferred shares (or any similar shares) ranking prior to the Series 1999-A Noncumulative Preferred Shares with respect to dividends, the holders of Series 1999-A Noncumulative Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series 1999-A Noncumulative Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares after the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend

         Payment Date, after the first issuance of any Series 1999-A Noncumulative Share or fraction thereof. The multiple of cash and noncash dividends declared on the Common Shares to which holders of the Series 1999-A Noncumulative Preferred Shares are entitled, which is 1,000 initially but which will be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." If the Company at any time after May 25, 1999 (the "Rights Declaration Date"): (i) declares or pays any dividend on the Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends that holders of Series 1999-A Noncumulative Preferred Shares are entitled to receive will be the Dividend Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

              (ii) Notwithstanding anything else contained in this paragraph
         (1), the Company shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series 1999-A Noncumulative Preferred Shares as provided in this paragraph (1) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); but if no dividend or distribution has been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series 1999-A Noncumulative Preferred Shares shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date.

              (2) Dividends will begin to accrue and be cumulative on outstanding Series 1999-A Noncumulative Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series 1999-A Noncumulative Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series 1999-A Noncumulative Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series 1999-A Noncumulative Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series 1999-A Noncumulative Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

              (c) REACQUIRED SHARES. Any Series 1999-A Noncumulative Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

              (d) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution may be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series

1999-A Noncumulative Preferred Shares unless, prior thereto, the holders of Series 1999-A Noncumulative Preferred Shares shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares, or (y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1999-A Noncumulative Preferred Shares, except distributions made ratably on the Series 1999-A Noncumulative Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount per share to which holders of Series 1999-A Noncumulative Preferred Shares were entitled immediately prior to such event under clause (x) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

              Neither the consolidation of nor merging of the Company with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Company, will be considered to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph (d).

              (e) CONSOLIDATION, MERGER, ETC. If the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares, stock or securities, cash or any other property, then in any such case the Series 1999-A Noncumulative Preferred Shares will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, stock, securities, or other property, as the case may be, into which or for which each Common Share is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series 1999-A Noncumulative Preferred Shares. If the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series 1999-A Noncumulative Preferred Shares will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

              (f) REDEMPTION. The Series 1999-A Noncumulative Preferred Shares are not redeemable, but the foregoing does not limit the ability of the Company to purchase or otherwise deal in the Series 1999-A Noncumulative Preferred Shares to the extent otherwise permitted hereby and by law.

              (g) AMENDMENT. The Amended and Restated Articles of Incorporation of the Company, as amended, may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series 1999-A Noncumulative Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series 1999-A Noncumulative Preferred Shares, voting separately as a class.

              (h) FRACTIONAL SHARES. Series 1999-A Noncumulative Preferred Shares may be issued in whole shares or in any fraction of a share that is one one-thousandth (1/1,000th) of a share or any integral multiple of such fraction, which will entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series 1999-A Noncumulative Preferred Shares. In lieu of fractional shares, the Company may elect to make a cash payment as provided in that certain Rights Agreement dated as of May 25, 1999, between the Company and National City Bank, a national banking association, as rights agent, for fractions of a share smaller than one one-thousandth (1/1,000th) of a share or any integral multiple thereof.

              IN WITNESS WHEREOF, we have executed this instrument in one or more counterparts as of June 9, 1999.

                                 BOYKIN LODGING COMPANY,
                                 an Ohio corporation


                                 /s/ Paul A. O'Neil

                                 Paul A. O'Neil, Treasurer



                                 /s/ Andrew A. Alexander

                                 Andrew A. Alexander, Assistant Secretary